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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      June 3, 2003


                               DIRECT INSITE CORP.
             (Exact Name of Registrant as specified in its charter)




         Delaware                  0-20660                     11-2895590
(State or other jurisdiction   (Commission File              (IRS Employer
     of Incorporation)             Number)                Identification Number)



    80 Orville Drive, Bohemia, NY                                11716
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code  (631) 244-1500

  Item 5.  Other Events

     Issuance of Preferred Stock for $250,000. Pursuant to a Stock Purchase and Registration Rights Agreement dated as of June 3, 2003 (the "Stock Purchase Agreement"), the Registrant sold 17,857 shares ("Preferred Shares") of its Series A Convertible Preferred Stock, par value $.0001 per share ("Preferred Stock"), in consideration of $250,000 in cash to Metropolitan Venture Partners II, L.P., a Delaware limited partnership ("Metropolitan") and private equity investment firm with its principal headquarters in New York and Northern Europe. Metropolitan previously purchased $2 million of Preferred Stock pursuant to an agreement dated September 25, 2002 (the "September 2002 Agreement"), as reported by the Registrant in a Current Report on Form 8-K as filed with the Securities and Exchange Commission (the "Commission") on October 17, 2002, and $500,000 of Preferred Stock pursuant to an agreement dated December 24, 2002 (the "December 2002 Agreement"), as reported by the Registrant in a Current Report on Form 8-K as filed with the Commission on January 6, 2003. Metropolitan now holds an aggregate of 134,680 shares of Preferred Stock.

     The holders of Preferred Shares are entitled to receive dividends at a rate of 9 1/2 % per annum, compounded quarterly and payable on September 25, 2004 and September 25, 2005. Dividends are payable, at the option of the holders of the Preferred Stock, in cash or in shares of common stock ("Common Shares"), par value $.0001 per share, of the Registrant ("Common Stock").

     As set forth in a Certificate of Designation, Preferences and Rights of the Preferred Stock, as amended by Certificates of Amendment dated December 20, 2002 and January 2, 2003 and amended and restated by a Certificate of Amendment dated June 4, 2003 (collectively, the "Certificate of Designation"), each Preferred Share is convertible into ten Common Shares, subject to adjustment, at any time at the option of the holder and automatically, upon the occurrence, on or after April 10, 2003, of certain events as set forth in the Certificate of Designation. The Preferred Stock is automatically convertible on September 25, 2005, if not sooner converted.

     Immediately following the closing under the Stock Purchase Agreement, Metropolitan became the beneficial owner of approximately an additional 4.46% of the Registrant's Common Stock, or an aggregate of approximately 25.16% of the Registrant's Common Stock, based on 4,005,224 Common Shares then issued and outstanding after giving effect to conversion of the Preferred Shares and the shares of Preferred Stock issued pursuant to the September 2002 Agreement and the December 2002 Agreement (together, the "Prior Agreements"). The Company's stockholders approved the sale and issuance to Metropolitan and its affiliates, in one or more transactions, of Preferred Stock representing 20% or more of the Company's Common Stock or its voting power at the annual meeting held on May 30, 2003.

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

     Registration Rights. The Stock Purchase Agreement grants the holders of the Preferred Stock demand registration rights with respect to the Common Shares commencing under certain conditions, subject to certain limitations and underwriter's cutbacks. The Registrant also granted the holders of the Preferred Shares piggyback registration rights.

     Additional Undertakings. Under the Stock Purchase Agreement, for as long as
(i) Metropolitan owns either (i) at least 50.1% of (a) the aggregate number of shares of Preferred Stock issued and outstanding following the closing or (b) the shares of Common Stock issuable upon conversion of the Preferred Stock or
(ii) the aggregate percentages owned by Metropolitan of (i)(a) and (i)(b) equal or exceed 50.1% ("Required Ownership"), the Registrant: (1) may not issue shares of Common Stock or preferred stock ranking junior to the Preferred Stock with respect to liquidation preference ("Junior Securities") if such issuance limits the use of the Registrant's net operating loss carry forwards "("NOLCFs") under
Section 382 of the Internal Revenue Code of 1986, as amended; provided, however, that the Registrant may issue Junior Securities under certain circumstances even if it results in a limitation on the use of NOLCFs; and (2) requires the prior written consent of Metropolitan to: (A) create any additional class or series of stock, or increase the authorized number or alter the rights of any additional or existing class or series of stock, ranking pari passu with or senior to the Preferred Stock as to liquidation preference; (B) create or authorize any obligation or security  convertible  into or  exercisable  or  exchangeable  for
Preferred Stock, by any means, including, without limitation, merger, consolidation or amendment to the Registrant's certificate of incorporation; or
(C) modify the rights, privileges or preferences of the Preferred Stock by merger, consolidation or otherwise. The definition of Required Ownership contained in the Stock Purchase Agreement amends the definition of such term contained in the Prior Agreements. As long as Metropolitan has the Required Ownership, it has the right to designate a nominee to serve as a director of the Registrant.

     Under the Stock Purchase Agreement, at any time that Metropolitan maintains Required Ownership, Metropolitan has a right of first refusal to provide the Registrant and its subsidiaries with debt financing, other than any Senior Indebtedness, as defined.


  Item 7.  Financial Statements and Exhibits

(c)  Exhibits
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     3.1  Certificate  of  Designation,  Preferences  and  Rights  of  Series  A
          Convertible Preferred Stock filed October 3, 2002. (Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated September 25, 2002).

     3.2 Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed December 20, 2002. (Incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated December 24, 2002.)

     3.3 Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed January 2, 2003. (Incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K dated December 24, 2002.)

     3.4 Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed June 4, 2003.

     10.1 Stock  Purchase  and  Registration   Rights   Agreement   between  the
          Registrant and Metropolitan Venture Partners II, L.P. dated as of June 3, 2003.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 June 17, 2003                           DIRECT INSITE CORP.

                                          By: /s/ James A. Cannavino
                                              -------------------------
                                                Chief Executive Officer